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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the references to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4 No. 33-60397) and related Prospectus of The Williams Companies, Inc. and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                          /s/  ERNST & YOUNG LLP

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                                          ERNST & YOUNG LLP



Tulsa, Oklahoma


July 21, 1995